UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 10, 2013

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in its Charter)

 001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
 (Commission File Number)

Maryland (Essex Property Trust, Inc.) California (Essex Portfolio, L.P.)	77-0369576 (Essex Property Trust, Inc.) 77-0369575 (Essex Portfolio, L.P.)
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2013, Essex Property Trust, Inc. (the “Company”), as general partner of Essex Portfolio, L.P. (“EPLP”), the operating partnership of the Company, executed the Third Amended and Restated Agreement of Limited Partnership of EPLP (as amended, the “Partnership Agreement”) with the consent of certain limited partners party thereto, which amended and restated the Second Amended and Restated Agreement of Limited Partnership of EPLP, as previously amended (the “Prior Partnership Agreement”). The Partnership Agreement amended the Prior Partnership Agreement to establish the terms of a new class of partnership interests designated as LTIP Units, which are intended to be utilized by the Company and EPLP in its equity compensation programs in lieu of the Series Z-1 Incentive Units, and make certain other amendments.

The Partnership Agreement also amends the Prior Partnership Agreement to, among other things, (i) provide for a perpetual term for EPLP, (ii) eliminate the 30-year time limit (from the date of the Company’s initial public offering in 1994) for holders of existing EPLP common units to exercise their conversion rights for common stock of the Company, (iii) permit EPLP to issue partnership units for past or future services, (iv) eliminate or revise a number of the limited partners’ notice and informational rights and (v) make certain other amendments.

The foregoing summary is qualified in its entirety by reference to the Partnership Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated December 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12 , 2013

ESSEX PROPERTY TRUST, INC.

By:		/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President & Chief Financial Officer

ESSEX PORTFOLIO, L.P. By: Essex Property Trust, Inc., its General Partner

By:		/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX
Exhibit No	Description

10.1	Third Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated December 10, 2013